EXHIBIT 99.1

October 19, 2007

NORTHERN STATES FINANCIAL
NINE MONTH EARNINGS INCREASE 47 PERCENT

Net Interest Income and Loans Rise

Annual Dividend Increased

WAUKEGAN, IL, October 19, 2007 – Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, today reported net income of $3,157,000, or $.75 per share, for the nine months ended September 30, 2007, compared with $2,176,000, or $.51 per share, for the same period of 2006.  On a per share basis, 2007’s nine month earnings increased 47 percent over the same period last year.  A majority of the increase in earnings was due to the Company’s improved net interest income that was $954,000 greater than for the same nine-month period of 2006.  Loan growth and higher yields earned on the Company’s securities contributed to the increase to net interest income.

The Company’s net interest income (interest income less interest expense) continued to improve during the third quarter of 2007, increasing 22 percent, or $852,000, over the same three months last year.  Loans also rose during the latest quarter.

However, concern over the weakening economy and its affect on the Company’s growing loan portfolio induced management to make a provision to the allowance for loan and lease losses for the quarter of $967,000, equal to approximately $.17 per share after tax.  Loan growth of $33 million since December 31, 2006 also contributed to this decision to increase the allowance.  During the same quarter last year, the Company determined that no provision was necessary for loan and lease losses.  As a result, the Company reported third quarter 2007 earnings of $.14 per share compared with $.17 per share for the same quarter last year.

On October 16, 2007, the board of directors of the Northern States Financial Corporation declared a cash dividend of $.37 per share payable on December 3, 2007 to stockholders of record at November 15, 2007.  Total cash dividends for 2007 will be $.72 per share, a 10.8 percent increase from $.65 per share paid in 2006.  Based on the closing price of the Company’s stock on September 28, 2007 of $22.00 per share, this represents a dividend yield of approximately 3.3 percent.  The rise in net income of the Company in 2007, year to date, accounts for the increased dividend.

NSFC Press Release
October 19, 2007

Total assets of the Company were $657.6 million at September 30, 2007, decreasing $52.4 million from $710.0 million at December 31, 2006.  Loans and leases increased $33.1 million from December 31, 2006 due to marketing efforts by the Company’s loan staff.  The Company’s loan growth was funded by the proceeds of maturing investment securities that have decreased $73.6 million since year-end 2006.  The balance from these maturing securities was redeployed to redeem higher cost interest-bearing deposits and borrowings.  Interest-bearing deposits decreased by $28.9 million since year-end and borrowings in the form of securities sold under repurchase agreements and Federal Home Loan Bank term advances were reduced $14.3 million and $11.5 million, respectively, since December 31, 2006.

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank that is a successor to financial institutions dating back to 1919 with eight branches in Lake County, Illinois. The Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted.  The Company undertakes no obligation to update these forward-looking statements in the future.  Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan and lease portfolios, uncertainty regarding the Company’s ability to ultimately recover on the surety bonds relating to equipment lease pools and other loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements.

NSFC Press Release
October 19, 2007

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Quarter ended September 30,	2007	2006
Net Income	$581	$721
Basic Earnings Per Share	$.14	$.17
Return on Average Assets	.35%	.40%
Return on Average Equity	3.19%	4.04%
Efficiency Ratio	70.96%	80.73%
Yield on Interest
Earning Assets	6.31%	5.60%
Cost of Interest
Bearing Liabilities	3.81%	3.83%
Net Interest Spread	2.50%	1.77%
Net Yield on Interest
Earning Assets	3.11%	2.33%

Nine months ended September 30,	2007	2006
Net Income	$3,157	$2,176
Basic Earnings Per Share	$.75	$.51
Return on Average Assets	.62%	.41%
Return on Average Equity	5.84%	4.07%
Efficiency Ratio	75.80%	81.63%
Yield on Interest
Earning Assets	6.06%	5.48%
Cost of Interest
Bearing Liabilities	3.84%	3.53%
Net Interest Spread	2.22%	1.95%
Net Yield on Interest
Earning Assets	2.81%	2.47%

NSFC Press Release
October 19, 2007

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	Sept. 30, 2007	Dec. 31, 2006
Total Assets	$657,598	$710,009
Loans and Leases	406,824	373,715
Total Deposits	491,155	522,596
Total Stockholders’ Equity	73,416	71,463
Nonperforming Assets	9,508	11,165
Nonperforming Loans and Leases	6,651	8,182
Nonperforming Loans and Leases to Loans and Leases	1.63%	2.19%
Restructured Loans	$0	$1,477
Impaired Loans	$5,209	$9,500
Book Value per Share	$17.57	$16.88
Number of Shares Outstanding	4,178,105	4,233,105

NORTHERN STATES FINANCIAL CORPORATION
DIVIDEND HISTORY

	June 1	December 1	Total
2002	$.53	$.53	1.06
2003	.54	.54	1.08
2004	.55	.55	1.10
2005	.55	.07	.62
2006	.30	.35	.65
2007	.35	.37	.72

For Additional Information, Contact:
Fred Abdula, Chairman of the Board, (847) 244-6000 Ext. 238
Websites: www.norstates.com
                   www.nsfc.net

NSFC Press Release
October 19, 2007

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2007 and December 31, 2006
(In thousands of dollars) (Unaudited)
Assets	September 30, 2007	December 31, 2007
Cash and due from banks	$13,340	$19,023
Interest bearing deposits in financial institutions - maturities less than 90 days	179	885
Federal funds sold	4,025	10,078
Total cash and cash equivalents	17,544	29,986
Securities available for sale	205,433	279,056
Loans and leases	406,824	373,715
Less: Allowance for loan and lease losses	(4,112)	(7,162)
Loans and leases, net	402,712	366,553
Federal Home Loan Bank stock	1,445	1,445
Office buildings and equipment, net	9,275	9,394
Other real estate owned	2,857	2,983
Goodwill	9,522	9,522
Core deposit intangible asset	1,507	1,854
Accrued interest receivable and other assets	7,303	9,216
Total assets	$657,598	$710,009
Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand - noninterest bearing	$55,948	$58,530
Interest bearing	435,207	464,066
Total deposits	491,155	522,596
Securities sold under repurchase agreements	72,453	86,775
Federal funds purchased	2,500	0
Federal Home Loan Bank advances	0	11,500
Subordinated debentures	10,000	10,000
Advances from borrowers for taxes and insurance	575	794
Accrued interest payable and other liabilities	7,499	6,881
Total liabilities	584,182	638,546
Stockholders' Equity
Common stock	1,789	1,789
Additional paid-in capital	11,584	11,584
Retained earnings	67,298	65,603
Accumulated other comprehensive loss	(53)	(5,961)
Treasury stock, at cost	(7,202)	(1,552)
Total stockholders' equity	73,416	71,463
Total liabilities and stockholders' equity	$657,598	$710,009

NSFC Press Release
October 19, 2007

NORTHERN STATES FINANCIAL CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three and nine months ended September 30, 2007 and 2006
(In thousands of dollars, except per share data) (Unaudited)
	Three months ended		Nine months ended
	Sept. 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006
Interest income
Loans (including fee income)	$7,059	$6,849	$20,455	$20,269
Securities
Taxable	2,283	2,105	7,262	6,302
Exempt from federal income tax	72	56	214	170
Commercial paper - maturities less than 90 days	0	115	0	115
Federal funds sold and other	271	301	751	462
Total interest income	9,685	9,426	28,682	27,318
Interest expense
Time deposits	3,017	3,272	9,205	9,086
Other deposits	920	1,059	2,841	3,061
Repurchase agreements and federal funds purchased	809	971	2,720	2,238
Federal Home Loan Bank advances	28	65	205	192
Subordinated debentures	170	170	506	490
Total interest expense	4,944	5,537	15,477	15,067
Net interest income	4,741	3,889	13,205	12,251
Provision for loan and lease losses	967	0	(458)	0
Net interest income after provision for loan and lease losses	3,774	3,889	13,663	12,251
Noninterest income
Service fees on deposits	731	620	2,093	1,844
Trust income	184	185	611	583
Other operating income	305	496	1,092	1,248
Total noninterest income	1,220	1,301	3,796	3,675
Noninterest expense
Salaries and employee benefits	2,097	2,207	6,546	6,686
Occupancy and equipment, net	548	508	1,791	1,682
Data processing	389	395	1,216	1,190
Legal	149	57	371	247
Audit and other professional	333	259	917	911
Amortization of core deposit intangible asset	117	117	348	348
Printing and supplies	90	85	303	324
Other operating expenses	507	562	1,394	1,612
Total noninterest expense	4,230	4,190	12,886	13,000
Income (loss) before income taxes	764	1,000	4,573	2,926
Income tax expense (benefit)	183	279	1,416	750
Net income	$581	$721	$3,157	$2,176
Earnings per share	$0.14	$0.17	$0.75	$0.51
Comprehensive income	$1,483	$2,040	$4,656	$3,530